Law Offices
CHARLES A. CLEVELAND, P.S.
 Suite 304
Rock Pointe Corporate Center
North 1212 Washington
Spokane, Washington  99201-1204

Phone (509) 326-1029
Fax (509) 326-1872

February 13, 2004

Leopard Capital, Inc.
1000 - 916 West Broadway
Vancouver, Canada V5Z 1K7

Re:    Leopard Capital, Inc. -- Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Leopard Capital, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration on an aggregate of 200,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), all of which may be sold by Terry Cook (the "Selling Shareholder").

I have examined the proposed Registration Statement  and proposed attachments thereto necessary for purposes of this opinion.  We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters.  In rendering our opinion, we have assumed without injury the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

In rendering the following opinion, I have made the following assumptions: (i) Terry Cook is an officer and/or director of the Company as of February 9, 2004; (ii) the shares issued to Terry Cook were issued or will be issued by the Company for bona fide services to the Company, the services performed were not or will not be for capital-raising transactions and did not or do not directly or indirectly promote or maintain a market for the Company's stock; (iii) Terry Cook, as Selling Shareholder is a natural person; and, (iv) all Shares were

                       Law Offices
CHARLES A. CLEVELAND, P.S.

Leopard Capital, Inc.
February 13, 2004

acquired by the Selling Shareholder prior to the filing of the Registration Statement.

Based upon the forgoing, I am of the opinion that upon the happening of the following events,

(a)     due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Shares by the Selling shareholder;

(b)     due action by the Compensation Committee under the Leopard Capital 2002 Stock Incentive Plan authorizing the award of shares to the Selling Shareholder;

(c)     filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement;

(d)     due execution by the company and registration by its registrars of the Shares of the Selling Shareholder and sale thereof as contemplated by the Registration Statement and in accordance with the aforesaid corporate and governmental authorizations; and,

(e)     if Selling Shareholder is a control person or affiliate of the Company, the Selling Shareholder acting in compliance with the terms and conditions of Rule 144, specifically, Rule 144(e), as required by General Instructions to Form S-8.

the Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

This opinion is rendered only to you and is solely for you benefit in connection with the transactions covered hereby.  This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any

                       Law Offices
CHARLES A. CLEVELAND, P.S.

Leopard Capital, Inc.
February 13, 2004

other person, firm or corporation for any purpose without our prior express written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

By:  /s/ Charles A. Cleveland
            Charles A. Cleveland

CAC:clw